Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Spectrum Brands Holdings, Inc.:

We consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 and prospectus of Spectrum Brands Holdings, Inc. of our report dated December 14, 2010, except for Notes 1, 6, 11 and 17, as to which the date is February 25, 2011, with respect to the consolidated statements of financial position of Spectrum Brands Holdings, Inc. and subsidiaries (the Company) as of September 30, 2010 and September 30, 2009 (Successor Company), and the related consolidated statements of operations, shareholders’ equity (deficit) and comprehensive income (loss), and cash flows for the year ended September 30, 2010, the period August 31, 2009 to September 30, 2009 (Successor Company), the period October 1, 2008 to August 30, 2009, and the year ended September 30, 2008 (Predecessor Company), the financial statement schedule II, and our report dated December 14, 2010 with respect to the effectiveness of internal control over financial reporting as of September 30, 2010, which reports appear in Form 8-K of Spectrum Brands Holdings, Inc. dated February 25, 2011, and to the reference to our firm under the heading “Experts” in the registration statement and prospectus.

Our report on the consolidated financial statements includes an explanatory paragraph that describes the Successor Company’s adoption of the provisions of ASC Topic 852, “Reorganization” formerly American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” in 2009, and the adoption of the measurement date provision in conformity with ASC Topic 715, “Compensation — Retirement Benefits” formerly SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and other Postretirement Plans” in 2009.

Our report on the effectiveness of internal control over financial reporting as of September 30, 2010 contains an explanatory paragraph that states that the Company excluded Russell Hobbs, Inc. and its subsidiaries from its assessment of the effectiveness of internal control over financial reporting as of September 30, 2010, and that our audit of the effectiveness of internal control over financial reporting as of September 30, 2010 also excluded Russell Hobbs, Inc.

/s/  KPMG LLP

Atlanta, Georgia
July 12, 2011